                                                                   EXHIBIT 10.36
                            AIRPORT COMMERCE CENTER
                              NET INDUSTRIAL LEASE

                             MULTI TENANT BUILDING
1.   Parties.

     THIS LEASE, dated, for reference purposes only, June 18, 1998, is made between REYNOLDS METALS DEVELOPMENT COMPANY, a Delaware Corporation ("Landlord") and ROCAP, a division of Sabratek Corporation, a Delaware corporation ("Tenant").

2.   Premises.

     Landlord hereby leases to the Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, the portion of that certain real property situated in the County of Orange, State of Florida, commonly known as 8350 Parkline Boulevard, Orlando, Florida, comprising approximately 40,544 square feet as indicated on Exhibit "A" attached hereto and by reference made a part hereof (the "Premises"), together with improvements as indicated on Exhibit "B" attached hereto and by reference made a part hereof (the "Improvements").

3.   Term.

     3.1 Term. The term of this Lease shall commence on the latter of when the Premises and Improvements are completed in good and workmanlike manner and in compliance with the plans, specifications and completion schedule as indicated on Exhibit "C" (the "Plans and Specifications") or September 1,1998 (subject to
Section 3.2) (the "Commencement Date") and shall end at midnight, on May 31, 2007, unless sooner terminated pursuant to any provision hereof. Tenant shall have the option to renew the Lease for two (2) consecutive five (5) year terms. Tenant shall provide Landlord with written notice via certified mail no later than 180 days prior to expiration of the then term of its intent to exercise its option to renew. Annual Rent for the renewal period shall be calculated annually based on the Annual Rent for the prior Lease Year plus a percent increase equal to the percent increase in the Consumer Price Index for the prior Lease Year.

     3.2 Delay in Completion of Improvements. Landlord will take all steps reasonably necessary in order to ensure that the Improvements are completed no later than September 1, 1998; however, if the completion of the Improvements shall be delayed due to (a) any act or omission of the Tenant or any of its employees, agents or contractors (including, but not limited to (i) any delays due to changes in or additions to the Improvements, or (ii) any delays by Tenant in the submission of plans, drawings, specification, or other information or in approving drawings or in giving any authorizations or approvals); (b) any delays beyond control of Landlord including, but not limited to, strikes, lockouts, civil commotion, warlike conditions, invasion, rebellion, hostility, inclement weather, inability to obtain material or services and acts of God; or (c) any delays caused by governmental regulations or controls, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of the Lease or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay rent until the Premises and Improvements are completed in good and workmanlike manner in compliance with the Plans and Specifications. Landlord shall keep Tenant informed of the status and progress of said construction.

     3.3 Early Possession. If Tenant occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Tenant shall pay rent for such period at the initial monthly rates set forth below.

4.   Rent/Security Deposit.

     4.1   Rent.

           (a) Tenant shall pay to Landlord annual rent for the Premises in the amounts set forth below under the heading "Annual Rent." As long as Tenant is not in default hereunder, rent may be paid in equal monthly installments in the amounts set forth below under the heading "Monthly Rent," as adjusted by Subsection 4.1(b), in advance, on the first day of each month of each Lease Year during the term hereof, except the first installment of rent which shall be paid upon execution of the Lease by Tenant. Rent shall be prorated if the term does not commence on the first day of a calendar month or expire on the last day of a calendar month. Rent shall be paid to Reynolds Metals Development Company, 201
S. Orange Ave., Suite 1210, Orlando, Florida 32801.


 Lease Year                      Annual Rent   Monthly Rent
 ----------                      -----------   ------------
From the Commencement
Date to June 30, 1999            $257,454.40    $21,454.53
July 1, 1999 to June 30, 2000    $257,454.40    $21,454.53
July 1, 2000 to June 30, 2001    $257,454.40    $21,454.53
July 1, 2001 to June 30, 2002    $288,348.53    $24,029.08
July 1, 2002 to June 30, 2003    $296,999.40    $24,749.95
July 1, 2003 to June 30, 2004    $305,909.38    $25,492.45
July 1, 2004 to June 30, 2005    $315,086.66    $26,257.22
July 1, 2005 to June 30, 2006    $324,539.26    $27,044.94

July 1, 2006 to May 31, 2007     $334,275.44    $27,856.29

           (b) The term "Lease Year", as used herein, (i) shall mean the periods set forth above in subsection (a) hereof, and (ii) in the event the Lease expires or terminates on a date other than the date set forth herein, then the term "Lease Year" shall also mean the period from the end of the preceding Lease Year to the date of said expiration or termination of this Lease.

           (c) Tenant agrees that any adjustments to the base Monthly Rent and other sums due Landlord from Tenant under the terms of this Lease shall be considered as additional rent from Tenant (the "Additional Rent"). As used herein the term "Rent" shall include the Monthly Rent, Additional Rent and such other payments as are set forth herein.

           (d) It is understood and agreed that Tenant's obligation to pay the Additional Rent shall, for the purposes of the default provision hereof, entitle Landlord to all remedies provided herein and at law or equity on account of Tenant's failure to pay rent. Any delay or failure of Landlord in computing or billing for Additional Rent shall not constitute a waiver or in any way impair the continuing obligation of the Tenant to pay such Additional Rents. Any statement of Additional Rent sent by Landlord to Tenant shall be conclusively binding upon Tenant unless, within thirty (30) days after such Statement is sent, Tenant shall send a written notice to Landlord objecting to such Statement and specifying the respects in which such Statement is claimed to be incorrect. If such notice is sent and the parties are unable to resolve the issues, either party hereto may refer the matter to a reputable independent firm of a certified arbitrator selected by mutual agreement between Landlord and Tenant, and the decision of said arbitrator shall be conclusively binding upon said parties. The fees and expenses of the arbitrator shall be borne by the unsuccessful party unless both parties are unsuccessful, then said expenses shall be apportioned between the parties by the accountants based upon the degree of success of each party.

     4.2 Security Deposit. Tenant shall deposit with Landlord upon execution hereof $44,805.60 as security for Tenant's faithful performance of Tenant's obligations hereunder (the "Security Deposit"). If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after written demand therefore, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall keep said deposit separate from its general accounts, in an interest bearing account. Interest accumulated on such account during each Lease Year shall be paid to Tenant by Landlord following the end of such Lease Year. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned without payment of other increment for its use to Tenant (or Tenant's assignee if so directed in writing by Tenant) at the expiration of the term hereof, and after Tenant has vacated the Premises No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

5.   Use.

     5.1 Use. Tenant shall use the Premises for preparation of pharmaceuticals so-called "Clean-Room(s)", offices, laboratory, warehouse and shipping and uses incidental thereto and for no other purposes, and Tenant further agrees to use the entire Premises as herein provided. Tenant agrees not to store any material, waste or other products outside the Premises in any adjoining area. Landlord shall provide a dumpster for Tenant's use for waste paper products only. Under no circumstances shall such dumpster be used by Tenant for disposal of pharmaceuticals, medical products, controlled substances or other related products. Tenant further agrees that it will not store or dispose of hazardous materials in or about the Premises. For purposes of this Lease, "hazardous materials" includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, any so-called "superfund" of "superlien" law, or any other federal, state or local statute, law ordinance, code, rule, regulation, consent agreement or other requirement of any governmental authority regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous or toxic or dangerous waste. This restriction shall not prohibit the use, preparation, disposal or other handling of pharmaceuticals, medical products, controlled substances or other related products. Tenant shall dispose, handle, store and otherwise deal with said products in compliance with any and all regulations, law, ordinances and other governmental requirements related thereto. Tenant shall defend, indemnify and save Landlord harmless from all costs and expenses (including consequential damages) asserted or proven against Landlord by any party as a result of Tenant's use, storage or disposal of hazardous materials (as defined above), pharmaceuticals, medical products or controlled substances on the premises. The foregoing indemnity shall be a recourse obligation of Tenant, which shall survive termination, or expiration of the lease. In the event that any activity of the Tenant causes an increase in the insurance as a whole, then Tenant shall pay this additional cost of insurance as assessed by Landlord's insurer, which determination shall be conclusive and binding upon tenant.

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     5.2 Compliance with Law. Tenant shall, at Tenant's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, permits, covenants and restrictions of record, and requirements in effect during the term or any part of the term hereof, regulating the use or condition of the Premises, parking, or Common Areas, including but not limited to, environmental matters and employee health and safety. Tenant shall not use nor permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant in the building containing the Premises, shall tend to disturb such tenants.

     5.3 Condition of Premises. Landlord shall deliver the Premises and Improvements completed in good and workmanlike manner, in compliance with the Plans and Specifications and all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use and condition of the Premises and any covenants or restrictions of record. Tenant accepts this Lease subject thereto and to all matters disclosed thereby. Tenant acknowledges that neither Landlord nor Landlord's agent has made any representation or warranty as to the present or future suitability of the Premises for the conduct of Tenant's business.

     5.4 Common Areas. All areas and facilities that Landlord shall from time to time designate as being for the mutual use of Tenant, its customers, employees and other tenants, including but not limited to all parking areas, sidewalks, driveways, roads and landscaped areas located on the real property on which the Premises are located and in the park of which the Premises are a part, shall be known as the "Common Areas". Tenant and its employees, customers and invitees shall have the non-exclusive right to use Common Areas together with Landlord and the other tenants of the building containing the Premises, their customers, employees and guests and, subject to such reasonable rules and regulations governing the use of the Common Areas as Landlord may from time to time prescribe, such rules specifically to include but are not limited to parking rules. Tenant shall not use the Common Areas for storage without the prior written consent of Landlord or take any action, which would interfere with the rights of other persons to use the Common Areas. Landlord may temporarily close any part of the Common Areas for such period of time as is reasonably necessary to make repairs or alterations to the Common Areas or the building located on the real property of which the Premises are a part.

6.   Maintenance, Repairs and Alterations.

     6.1   Tenant's Obligations.

           (a) Tenant, at Tenant's expense, shall keep in good order, condition and repair the nonstructural portions of the Premises and every part thereof, including by way of illustration, all plumbing, heating, air conditioning, ventilation, electrical and lighting facilities and equipment located within the Premises, interior surfaces of exterior walls (including but not limited to damage to such surfaces caused by etching or staining from spilled or leaked materials), ceilings, windows, doors and plate glass and Tenant's signs located on or about the Premises. Tenant shall be obligated to make the repairs required hereunder whether or not such portion of the Premises requiring repair, or the means of repairing the same are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements, or the age of such portion of the Premises All glass, both interior and exterior, is the sole risk of Tenant and Tenant agrees to replace at Tenant's own expense any glass broken during the term of this Lease and Tenant agrees to insure and to keep insured all plate glass in the Premises and to furnish the Landlord with certification of said insurance. In the event replacement is necessary, Tenant agrees to use such insurance for the replacement of any broken glass. The term "repair" shall be deemed to include replacements. In addition to Tenant's obligations set forth herein, Tenant shall, at its expense, repair and replace any and all portions of the Premises, structural and nonstructural, or any landscaping, damaged by Tenant's acts or omissions or the acts or omissions of Tenant's employees, agents, contractors or any others for whom Tenant may be responsible.

           (b) If Tenant fails to perform Tenant's obligations under this section 6.1 within a reasonable time after receipt of written notice of the need for such repairs, Landlord may at Landlord's option enter upon the Premises (except in the case of emergency, in which case no notice shall be required), perform such obligations on Tenant's behalf and put the Premises in good order, condition and repair, and the reasonable cost thereof shall be due and payable as additional rent to Landlord, together with Tenant's next rental installment.

           (c) On the last day of the term thereof, or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as received, ordinary wear and tear excepted, and the Premises shall be delivered to Landlord clean, uncontaminated and free of debris. Tenant shall remove its trade fixtures, furnishings and equipment from the Premises and shall repair any damage to the Premises occasioned by the installation or removal of its trade fixtures, furnishings and equipment. Tenant shall have the right to remove its Clean Room(s) and all equipment related thereto, provided that Tenant repairs any damage to the Premises occasioned by the installation or removal thereof and surrenders and delivers the Premises as provided above in this subsection (c).

     6.2 Landlord's Obligations. Landlord, at Landlord's expense, shall keep in good order, condition and repair, all of the structural portions of the Premises, including, without limiting the generality of the foregoing, the roof, the exterior walls and the foundation of the Premises. Landlord shall repair and replace if necessary any latent or other defects in the Premises which arose during, or which are attributable to, construction of the Premises; and Landlord shall maintain the Common Areas as described in section 5.4. Landlord shall have no obligation to make repairs under this subsection 6.2 until a reasonable time after receipt of written notice of the need for such repairs.

6.3   Common Area Maintenance.

           (a) Each month, Tenant shall pay to Landlord, in addition to the rent due on the Premises, Tenant's Share (defined below) of the cost of Common Area maintenance for the Premises. Common Area maintenance costs shall include all expenses reasonably incurred and paid by Landlord in operating, managing and maintaining the Common Areas of the Premises including, without limiting the generality of the foregoing, painting and cleaning of paved and unpaved surfaces, lighting, exterior window cleaning, landscaping, management, signage, trash collection and other similar items, whether incurred by Landlord directly, through the Airport Commerce Center Property Owner's Association, Inc. by virtue of the Declaration of Covenants, Conditions and Restriction therefore or any owner's association created for the business park of which the Premises are a part.

           (b) "Tenant's Share" shall be a fraction, the numerator of which shall be Tenant's leased spaced (40,544 square feet) and the denominator of which shall be the total leasable space in the building of which the Premises are a part (81,008 square feet) or 50 percent (50%); provided, however, that if any charges relate to Airport Commerce Center as a whole, Tenant's share shall be adjusted to reflect its pro-rata share of such costs.

           (c) During the calendar year 1998, the Tenant's Share of Common Area maintenance and insurance real property tax, in the case of such insurance and real property tax as provided in Sections 7 and 10 of this Lease, shall be $.60 per square foot of leased space prorated based upon the portion of the calendar year 1998 that this Lease is in effect. Tenant's Share of Common Area maintenance, insurance and real property tax shall be adjusted annually thereafter pursuant to Subsection 6.3(b) above, provided, however, that such Tenant's Share in calendar year 1999 shall be $1.05 per square foot; and, provided further that beginning with calendar year 2000 Tenant's Share of Common Area maintenance (expressly excluding insurance and real property tax) shall not increase more than the lesser of (a) Tenants pro-rata share of actual operating charges, or (b) an average of five percent (5%) annually determined on a cumulative basis. Landlord shall prepare and submit to Tenant a statement reflecting the Common Area expenses incurred during the prior year and the projected Common Area expenses expected to be incurred during the current year, at which time the monthly amount to be paid by Tenant hereunder shall be adjusted accordingly in order to pay any deficiency for the previous year together with any increase or decrease in the projected Common Area expenses expected to be incurred during the current year

           (d) Landlord, at Landlord's option or upon Tenant's request, may provide Tenant with a monthly written statement of Tenant's Share of the Common Area Maintenance costs.

    6.4    Alterations and Additions.

           (a) Tenant shall not make any alterations, improvements or additions in, on or about the Premises without Landlord's prior written consent which consent shall not be unreasonably withheld, delayed or conditioned.

           (b) Any alterations, improvements or additions in the Premises that Tenant shall desire to make shall be presented to Landlord in written form with proposed detailed plans prepared by a professional architect or engineer. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do so from appropriate governmental agencies, if required, furnishing a copy thereof to Landlord prior to the commencement of the work and complying with all conditions of said permit in a prompt and expeditious manner.

           (c) Tenant shall pay, when due, all claims for labor or materials furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any such work in the Premise and Landlord shall have the right to post notices of nonresponsibility in or on the Premises as provided by law. If Tenant shall, in good faith, contest the validity of any such lien, claim or demand, then Tenant shall, at its sole expense, defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord or the Premises. Landlord may, at its option, require Tenant to furnish to Landlord a surety bond reasonably satisfactory to Landlord in an amount equal to 100% of the amount of such contested lien, claim or demand indemnifying Landlord against liability for the same and holding the Premises free from the effect of such lien or claim.

           (d) Unless Landlord requires their removal, all alterations, improvements and additions which may be made on the Premises, shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the term. Notwithstanding the provisions of this section 6.4, Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of subsection 6.1(c).

7.  Insurance; Indemnity.

     7.1 Liability Insurance. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease, comprehensive general liability insurance with a combined single limit of not less than $1,000,000.00 per occurrence for bodily injury and property damage insuring both Landlord and Tenant against liability arising out of Tenant's use, occupancy and maintenance of the Premises and all other areas appurtenant thereto. Tenant shall deliver to Landlord a certificate of insurance required under this subsection, which policy shall expressly name Landlord as an insured. No such policy shall be cancelable or subject to reduction in coverage except after thirty (30) days' prior written notice to Landlord.

     7.2 Property Insurance. Landlord agrees that it will keep in force during the term of this Lease insurance covering loss or damage to the Premises (but not to Tenant's trade fixtures, furnishings, personal property or improvements) providing protection against all perils included within the classification of fire, lightning and extended coverage. Tenant shall pay "Tenant's Share" of the cost of such insurance as determined under section 6.3.

     7.3 Waiver of Subrogation. Insofar as the following provision may be effective without invalidating insurance coverage, Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under this section 7, which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, but only to the extent that such loss or damage is actually covered by insurance, and only to the extent that the insured party has received proceeds of insurance therefore.

     7.4 Indemnity. Tenant agrees to pay, and to defend, indemnify and save harmless Landlord from and against any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees) in connection with any injury to, or the death of, any person in or on the Premises or any damage to or loss of property on the Premises, except any such liabilities, losses, damages, costs, or expenses arising out of the negligence or willful act of Landlord or any third parties not doing business with, or otherwise invitees of, or under the control of, Tenant, their servants, agents or employees. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel mutually satisfactory to Landlord and Tenant. The counsel assigned by insurance carrier is preapproved as acceptable to both parties.

     7.5 Exemption of Landlord From Liability. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of

Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, stream, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant except when such damage or injury is caused by Landlord's negligence or that of its servants, agents or employees. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the Premises are located, unless Landlord has actual notice or knowledge of same and fails to use efforts determined by Landlord in its sole and absolute discretion to be reasonable to prevent or restrain the wrongful act or omission of said other tenant.

8. Damage or Destruction.

     8.1   Definitions.

           (a) "Partial Damage" means damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is less than fifty percent (50%) of the fair market value of the building immediately prior to such damage or destruction.

           (b) "Total Destruction" means damage or destruction to the building of which the Premises are a part to the extent that the cost of repair is fifty percent (50%) or more of the fair market value of the building immediately prior to such damage or destruction or destruction of the "Clean Room(s)" such that they cannot reasonably be repaired or replaced within thirty (30) days of such destruction.

    8.2 Partial Damage. If at any time during the term of this Lease there is damage which falls within the classification of Partial Damage, Landlord may, at Landlord's option, either (i) repair such damage, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Tenant within thirty (30) days after the date of the occurrence of such damage of landlord's intention TO terminate this Lease, which termination shall be effective as of the date of the occurrence of such damage. In the event that Landlord elects to rebuild or repair, Landlord shall commence same as soon as it determines in its sole and absolute discretion it is reasonably practicable to do so and shall diligently pursue same to completion.

     8.3 Total Destruction. If at any time during the term of this Lease there is damage which falls into the classification of Total Destruction, this Lease shall automatically terminate as of the date of such total destruction.

     8.4 Abatement of Rent. If Landlord repairs or restores the Premises pursuant to the provisions of this section 8, the rent payable hereunder (including "Additional Rent") for the period during which such damage, repair or restoration continues shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. Except for abatement of rent, if any, Tenant shall have no claim against Landlord as a result of any such damage. Furthermore, notwithstanding anything above to the contrary, Tenant shall not be entitled to any rent abatement if the Partial Damage is in any way caused by Tenant.

9.   Condemnation.

     If the Premises or any portion thereof of the building or other areas appurtenant to the Premises are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If in the reasonable opinion of Tenant, the portion of the Premises taken by condemnation materially adversely affects Tenant's operations on the Premises, Tenant may, at Tenant's option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. Landlord shall also have an option to terminate this Lease by notice to Tenant given within the time limits set forth above if in Landlord's reasonable opinion, it would not be economically feasible to continue leasing the Premises to Tenant as a result of such condemnation. If this Lease is not terminated in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent shall be reduced in the proportion that the square feet of the Premises which is taken bears to the total square feet of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold, for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award made specifically for loss of or damage to Tenant's trade fixtures and removable personal property. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, at Landlord's expense, promptly repair any damage to the Premises caused by such condemnation.

10.  Taxes.

     10.1 Payment of Real Property Taxes. Each month, Tenant shall pay Tenant's Share of the real property taxes applicable to the Premises during the term of this Lease. "Tenant's Share" shall be calculated as set forth in Section 6.3(b).

     10.2 Definition of "Real Property Tax". As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed on the Premises by any authority have the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Landlord in the Premises or in the real property of which the Premises are a part, as against Landlord's right to rent or other income therefrom, and as against Landlord's business of leasing the Premises. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee levy, assessment or charge hereinabove included within the definition of "real property tax", or (ii) the nature of which was hereinbefore included within the definition of "real property tax", or
(iii) which is imposed by reason of this transaction or any modifications or changes hereto.

     10.3 Joint Assessment. If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the real property taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available, and Landlord's reasonable determination thereof, in good faith shall be conclusive.

     10.4  Personal Property Taxes.

           (a) Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises. When possible, Tenant shall cause said fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord.

           (b) If any of the Tenant's personal property shall be assessed with the Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's property.

     10.5 Sales and Use Tax. In addition to the annual rent required hereunder, Tenant shall also be solely responsible for all sales tax applicable thereon, or applicable to any other charges or payments due hereunder.

11.  Utilities and Services.

     Tenant shall pay for all gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such utilities are not separately metered, Tenant shall pay a reasonable portion of the charges for utilities jointly metered with other premises. Tenant shall provide, at its expense, all janitorial and security services to the Premises.

12.  Assignment and Subletting.

     12.1 Landlord's Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, provided (i) such assignment is to an entity/individual(s) whose financial integrity is at least equal to that of Tenant; (ii) where said assignee has demonstrated prior experience in the management and operation of its business in a similar setting and of the same magnitude; and (iii) proof thereof satisfactory to Landlord has been delivered to Landlord at least ten (10) days prior to the effective date of any such transfer. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void, and shall constitute a breach of this Lease. Any sale, assignment or other transfer of controlling stock interest in Tenant shall constitute an "assignment" for purposes hereof.

     12.2 No Release of Tenant. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant, in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

     12.3 Attorney's Fees. In the event Tenant shall assign or sublet the Premises or request the consent of Landlord to any assignment or subletting or if Tenant shall request the consent of Landlord for any act Tenant proposes to do, then Tenant shall pay Landlord's reasonable attorney's fees incurred in connection therewith.

     12.4 Landlord's Option to Terminate. Notwithstanding anything contained herein to the contrary, in the event that at any time during the term of this Lease Tenant desires to assign this Lease or to sublet all or part of the Premises, Tenant shall notify Landlord in writing of the terms of the proposed assignment or subletting and the area so proposed to be sublet and Landlord shall have the option to terminate this Lease wholly in the event of a proposed assignment or sublet of the whole Premises, or partially as to the portion of the Premises proposed to be sublet, upon written notice to Tenant within 45 days after receipt of notice of Tenant's intention to assign or sublet; provided, however, that such option to terminate shall not be available to Landlord in the event Tenant proposes to so sublet for a term not to exceed one (1) year not more than two (2) times within a Lease term (or any renewal term) and there is a minimum of six (6) months between any such subtenancies. If Landlord's election to terminate involves only a portion of the Premises, the rent specified in this Lease shall be adjusted proportionately on the basis of the number of square feet retained by Tenant and this Lease shall continue in full force and effect in all other respects.

13.  Defaults; Remedies.

     13.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant:

           (a) The vacating or abandonment of the Premises by Tenant.

           (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) days after Tenant's receipt of written notice thereof. In the event that Landlord serves Tenant with a notice to pay rent or quit pursuant to applicable unlawful detainer statutes, such notice to pay rent or quit shall also constitute the notice required by this section.

           (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in section 13.1(b) above, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within the 30-day period and thereafter diligently prosecutes such cure to completion.

           (d) (i) The making by Tenant of any general arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days.

     13.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may otherwise have under Florida law by reason of such default or breach:

           (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all reasonable damages incurred by Landlord by reason of Tenant's default including, but not limited to, the reasonable cost of recovering possession of the Premises; the reasonable expense of reletting, including necessary reasonable renovation and alteration of the Premises, reasonable attorney's fees (including costs), and any reasonable real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided; and that portion of the leasing commission paid by Landlord pursuant to section 14 applicable to the unexpired term of this Lease.

           (b) Maintain Tenant's right to possession in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

           (c) Terminate Tenant's right to possession of the Premises without terminating this Lease and re-enter and take possession of the Premises, in which case Landlord shall use reasonable efforts to relet the Premises to another party on commercially reasonable terms for Tenant's account and Tenant shall remain liable for all rent and other amounts due under this Lease and not paid by such other party.

           (d) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state wherein the Premises are located. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

     13.3 Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such 30-day period and thereafter diligently prosecutes the same to completion.

     13.4 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of rent, then rent shall automatically become due and payable quarterly in advance, rather than monthly, notwithstanding section 4 or any other provision of this Lease to the contrary.

     13.5 Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installment terms of this Lease, Tenant shall pay to Landlord, if Landlord shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable at the same time as the monthly rent, as reasonably estimated by Landlord, for real property tax and insurance expenses on the Premises which are payable by Tenant under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Landlord by Tenant under the provisions of this section are insufficient to discharge the obligations of Tenant to pay such real property taxes and insurance premiums as the same become due, Tenant shall pay to Landlord, upon Landlord's demand, such additional sums necessary to pay such obligations. All moneys paid to Landlord under this section may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a default in the obligations of Tenant to perform under this Lease, then any balance remaining from funds paid to Landlord under the provisions of this section may, at the option of Landlord, be applied to the payment of any monetary default of Tenant in lieu of being applied to the payment of real property tax and insurance premiums.

     14. Broker's Fee.

     Each party represents and warrants to the other that it has not dealt with any broker, finder or similar agent in connection with any transaction contemplated hereunder. Each party hereto hereby covenants and agrees to defend, indemnify, hold harmless and reimburse the other party for, from and against all claims of any kind of any broker, finder or similar agent purporting to represent the indemnifying party in connection with any transaction contemplated hereunder.


15. Estoppel Certificate

     (a) Tenant shall at any time upon not less than ten (10) days' prior notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modifications and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any prospective purchaser or encumbrancer of the Premises may conclusively rely upon any such statement.

     (b) At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material default under this Lease or shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one month's rent has been paid in advance or such failure may be considered by Landlord as a default by Tenant under this Lease.

     (c) If Landlord desires to finance, refinance, or sell the Premises or any part thereof, Tenant hereby agrees to deliver to any lender or purchaser designated by Landlord copies of such financial information or reports as are publicly available to public stockholders of Tenant as a publicly traded corporation; provided, however, that if Tenant is not a publicly traded corporation it shall deliver such financial statements of Tenant as may be reasonably required by such lender or purchaser, including the past three years' financial statements of Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purpose herein set forth.

16. Landlord's Liability.

     The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the Premises. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers, then the grantor) shall be relieved from and after the date of such transfer of all liability in respect of Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns, only during their respective periods of ownership.

17. Severability.

     The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

18. Interest on Past-Due Obligations.

     Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the rate of ten (10%) percent per annum from the date due. Payment of such interest shall not excuse or cure any default by Tenant under this Lease; provided, however, that interest shall not be payable on late charges incurred by Tenant nor on any amounts upon which late charges are paid by Tenant.

19. Additional Rent.

     Any monetary obligations of Tenant to Landlord under the terms of this Lease shall be deemed to be Additional Rent.

20. Incorporation of Prior Agreements; Amendments.

     This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only and signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Tenant hereby acknowledges that neither the real estate broker listed in section 14 hereof nor any cooperating broker on this transaction nor the Landlord or any employees or agents of any of said persons has made any oral or written warranties or representations to Tenant relative to the condition or use by Tenant of said Premises.

21. Notices.

     Notices shall be in writing and shall be delivered to the following address
(es) of the party to be notified:


If to Landlord:       Reynolds Metals Development Company
                            6601 West Broad Street
                            Richmond, Virginia 23230
                            Attn: Corporate Secretary

with copies to:       Reynolds Metals Development Company
                            201 South Orange Avenue
                            Suite 1210
                            Orlando, Florida 32801
                            Attn: L. Daniel Libutti

                                      and

                      Roberts, Carroll, Feldstein & Peirce
                            10 Weybosset Street
                            Providence, Rhode Island 02903
                            Attn: Edward D. Feldstein

If to Tenant:    After the Commencement Date:
                      ROCAP, a Division of Sabratek Corporation
                            8350 S. Parkline Boulevard
                            Orlando, Florida
                            Attn: John H. Hamer
                            Vice President

                 Prior to the Commencement Date:
                      ROCAP, a Division of Sabratek Corporation
                            1629 Prime Court, Building 100
                            Orlando, Florida 32809
                            Attn: John H. Hamer
                            Vice President

with a copy to:       Kenneth A. Cossingham, Esq.
                            Cossingham Law Office, P.C.
                            800 Turnpike Street

                            Suite 305
                            Jefferson Park
                            North Andover, Massachusetts 01845

A notice shall be delivered by: (a) prepaid U.S. express, registered, or certified mail or prepaid express delivery service; (b) hand delivery during regular business hours; or (c) telex or telecopy with an original, signed copy of the notice delivered in the manner described in (a) or (b). The notifying party, with the other party's cooperation, shall obtain a receipt evidencing delivery. A notice shall be effective upon receipt or refusal to accept receipt, except that a telex or telecopy notice shall be effective upon confirmation of receipt by the receiving party. Any notice provided in a manner not specified in this Lease shall not be effective unless the parties otherwise agree. A party may change its address for purposes of this section by giving the other party notice to that effect. Unless otherwise specified in this Lease, "notice" includes any communication required or permitted by this Lease.

22. Waivers.

     No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

23. Holding Over.

     If Tenant, with Landlord's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month. All provisions of this Lease shall apply to the holdover period. All options and rights of first refusal, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month-to-month tenancy.

24. Cumulative Remedies.

     No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

25. Covenants and Conditions.

     Each provision of this Lease performable by Tenant shall be deemed both a covenant and condition.

26. Binding Effect; Choice of Law.

     Subject to any provision hereof restricting assignment or subletting by Tenant, this Lease shall bind the parties, their personal representatives, successors and assigns. The laws of the State wherein the Premises are located shall govern this Lease.

27. Subordination.

     (a) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the real property of which the Premises are a part and to any advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground landlord shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

     (b) Tenant agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease subordinate to the lien of any mortgage, deed of trust or ground lease, as the case may be. Such documents shall provide that such security interest holder or mortgagee shall honor the obligations of this Lease in the event that said security interest holder or mortgagee takes possession of the land and/or the building of which the Premises is a part. Tenant's failure to execute such documents within ten days after written demand shall constitute a material default by Tenant hereunder. Tenant is also granted the right at Tenant's expense to record notice of this Lease in the public record.

28. Attorney's Fees.

     If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his costs and reasonable attorney's fees, including all appeals, to be paid by the losing party as fixed by the court.

29. Landlord's Access.

     Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, tenants (within one hundred eighty (180) days of expiration of a term provided the same has not been validly extended) and lenders and making such alterations, repairs, improvements or additions to the Premises or building of which they are a part as Landlord may reasonably deem necessary or desirable. All entry except for emergency purposes, shall be at reasonable times with reasonable notice and in a manner which does not interfere with Tenant's business operations. Landlord's right to inspect the Premises includes, but is not limited to, the right to take samples and make such environmental tests as Landlord may reasonably deem appropriate from time to time. Landlord shall give reasonable advance notice before entering the Premises. Landlord shall have the right to unlimited access to the fire monitoring system, security panel, roof hatch and ladder on the Premises, subject only to providing reasonable notice to Tenant. Notwithstanding the foregoing, no notice shall be required hereunder to enter the Premises in the case of an emergency. Landlord may at any time, place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant. Notwithstanding the foregoing, the parties acknowledge that Tenant may have on the Premises certain areas containing certain drugs and medical supplies and that Tenant is required by law to restrict access to said areas. The parties further acknowledge that Tenant is required to restrict access to so-called Clean Room(s) in order to maintain the integrity and standards thereof. Landlord's right of access is subject to and Landlord shall honor said restrictions.

30. Auctions.

     Tenant shall not conduct, nor permit to be conducted, whether voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

31. Signs.

     Any and all signs placed on the exterior of the Premises, including loading and unloading signs, name signs and number signs, shall be approved by the Landlord (which approval shall not be unreasonably withheld, delayed or conditioned) prior to Tenant's expense and cost and shall be in such form, style and color as to conform to the standard used throughout the Airport Commerce Center. Tenant is expressly prohibited from displaying any signage not authorized by Landlord.

32. Merger.

     The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.

33. Intentionally deleted.

34. Quiet Possession.

     Upon Tenant paying the rent for the Premises and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises subject to all of the provisions of this Lease. Landlord represents and warrants to Tenant that the individuals executing this Lease on behalf of Landlord are fully authorized and legally capable of executing this Lease on behalf of Landlord and that such execution is binding upon all parties holding an ownership interest in the Premises.

35. Multiple Tenant Building.

     Tenant agrees that it will abide by, keep and observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care, and cleanliness of the building in which the Premises are located and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the building in which the Premises are located. The violations of such rules and regulations shall be deemed a material breach of this Lease by Tenant, provided that Landlord provides notice of such violation to Tenant and provided that, given a reasonable period of time to cure said violation or to come into compliance, Tenant has failed, refused or neglected to do so.

36. Security Measures.

     Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same. Tenant assumes all responsibility for the protection of Tenant, its agents and invitees, from acts of third parties.

37. Easements.

     Landlord reserves to itself the right, from time to time, to grant such reasonable easements, rights, and dedications that Landlord reasonably deems necessary or desirable, and to cause the recordation of site plans, parcel maps, restrictions and similar instruments so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall sign any of the aforementioned documents upon request of Landlord and failure to do so shall constitute a material breach of this Lease.

38. Performance Under Protest.

     If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as voluntary payment, and there shall survive the right on the part of said party to institute a suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said party to such sum or any part thereof, said party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

39. Authority.

     If Tenant is a corporation, trust or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said entity. If Tenant is a corporation, trust or partnership, tenant shall, within thirty (30) days after execution of this Lease, deliver to Landlord evidence of such authority satisfactory to Landlord.

40. Survival.

     Each term, agreement, obligation or provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition, all of which shall survive the expiration or termination of this Lease and any renewals or extensions of this Lease.

41. Conflict.

     Any conflict between the typewritten provisions of this Lease and the handwritten provisions shall be controlled by the handwritten provisions.

42. Abandonment.

     If Tenant shall abandon or vacate the Premises before the end of the term of this Lease, Landlord may, at its option, cancel this Lease, or Landlord may enter said premises as the agent of Tenant, by force or otherwise, with or without notice, without being liable in any way therefore, and relet the Premises with or without any furniture or equipment that may be therein, as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may in its reasonable discretion determine, and receive the rent therefore, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses to Landlord in such reletting, Tenant shall pay any deficiency.

43. Abandonment of Fixtures.

     It is understood and agreed that any merchandise, fixtures, furniture or equipment left in the Premises when Tenant vacates shall be deemed to have been abandoned by Tenant and by such abandonment Tenant automatically relinquishes any right or interest therein. Landlord is authorized to sell, dispose of or destroy same. Tenant hereby irrevocably appoints Landlord its agent for this purpose.

44. Landlord's Improvements.

     Landlord agrees to make the Improvements in good and workmanlike manner, and in compliance with codes, law and the Plans and Specifications. Landlord will not be liable for, and Tenant expressly assumes responsibility for, any additional costs of finishing the Improvements resulting from changes by the Tenant to the Improvements. By signing hereunder, Tenant expressly acknowledges that no provision herein requires Landlord or Tenant to further improve the Premises leased hereby and that no other agreement between Landlord and Tenant requiring such further improvements exists.

45. Radon Gas.

     Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

46. Generator and Compressor.

     Subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, Tenant may install an emergency generator and air compressor. Tenant shall have the maintenance and repair responsibility therefor. Unless otherwise determined by Landlord, upon termination of this Lease, Tenant shall remove said generator and compressor and return the area where they were installed to its condition prior to installation.

47. Right of First Refusal.

     Landlord grants Tenant a Right of First Refusal on the bays 111-120 adjacent to the Premises, subject, however, to the lease of Suite (bay) 119, comprising approximately 4,122 square feet, and the lease of Suite (bay) 118, comprising approximately 4,047 square feet which are currently being negotiated. Following notice by Landlord to Tenant of any proposed tenancy therefor, Tenant shall have five (5) business days to deliver written notice to Landlord of the exercise of such right, otherwise such exercise and right shall be deemed to have been waived.

     WITNESS, the parties hereto have executed this Lease on the dates specified immediately below their respective signatures.


                             Landlord:

                             REYNOLDS METALS DEVELOPMENT
                             COMPANY, a Delaware corporation


    [SIGNATURE]              By:   /s/ L. Daniel Libutti
-----------------------         ----------------------------------
Witness                         L. Daniel Libutti,Vice president

    [SIGNATURE]              Date:       6/17/98
-----------------------      -------------------------------------
Witness



                             Tenant:

                             ROCAP, a Division of Sabratek Corporation, a Delaware corporation


     [SIGNATURE]            By:      [SIGNATURE]
-----------------------         ----------------------------------
Witness

     [SIGNATURE]            Title:
-----------------------            -------------------------------
Witness

                            Date:          6/16/98
                                ----------------------------------

                                  EXHIBIT "A"

Lot 3, Airport Commerce Center Replat, as recorded in Plat Book 20, at Pages 91 and 92, of the Public Records of Orange County, Florida.

                                  EXHIBIT "B"

IMPROVEMENTS:

- Total Area 40,544 - Bays 101 - 110 Office Area 5,862 square feet Warehouse Area 34,682 square feet.

-    Building to comply with ADA requirements.

- Provide 2 coats of Ashford formula floor hardener/sealer over approximately 34,682 square feet.

-    Provide a plastic laminate base cabinet in the break room.

-    Provide 10 insulated sectional overhead doors.

- Seventy-Four (74) foot of Horizontal blinds at $300 Value for office windows.

- Landlord approval only (no expense to landlord) for emergency generator, compactor and air compressor.

- Provide 22-3070 hollow metal doorframes (knockdown type), 22-3070 paint grade birch doors, 22 - passage sets and hinges.

- Provide a 6" 1 hour rated tenant-demising wall to separate ROCAPs' space from the adjacent tenant. Provide metal framing and drywall necessary to construct the interior 5,862 s.f. Office walls. All interior walls will be constructed to the underside of the acoustical ceiling. Perimeter tilt wall panels will be furred out and insulated with 4' by 8' insulation board. Painted plywood will cover the insulation from the floor to eight feet high in the warehouse.

- Interior finishes in the office area to consist of 2 x 4 acoustical ceilings, painting, carpeting at $12 p/s/y., and vinyl base per attached plan. Note that the toilet will have VCT flooring and vinyl base. No finishes will be provided in the warehouse area.

-    20 fire extinguishers will be provided.

-    Provide 5 edge of dock levelers (McQuire or Similar) and 5 dock seals.

Rocap
Exhibit "B"
Page 2

- Provide air conditioning equipment as designed and sealed by a mechanical engineer's specifications, with value engineering as to a specific manufacturer, to maintain the space at 40% -60% humidity for a temperature range of 59 degrees - 86 degrees F.

-    Provide 8 toilet fixtures for 4 toilet rooms.

- The current fire sprinkler system is designed for Class III general storage for heights of 20' (no rack sprinklers are included). The current system will be modified to accommodate the tenant build out in the office area only.

- Provide a 800 AMP at 480 volt 3-phase electrical service to a central point on the exterior of the building. The service provided will allow for 5 bays to have 200 amps of power and 1 bay to have 400 amps of power. The new distribution panel will have provisions for breakers to serve the tenant's sub panels, exclusive of specialty equipment, i.e. clean room, generator etc. Receptacles and 2x4 lay in light fixtures are included for the office area. The warehouse area will be provided with convenience receptacles and lighting (75' candles at floor).

- A basic fire alarm system will be provided to meet necessary life safety codes.

-    Note that no provisions are included for a clean room.

-    Outlets for telephones.

- Provide power in breakroom to handle refrigerator, microwave, toaster oven, and two vending machines.

-    No lockers.

                                                     Reynolds Metals Development
                                                     Company
                                                     6601 West Broad Street
                                                     Richmond, Virginia 23230

                                                     June 18, 1998
ROCAP, a Division of Sabratek Corporation
1629 Prime Court, Building 100
Orlando, Florida 32809
Attn: John H. Hamer, Vice President


Gentlemen:

     This letter is intended to supplement the lease between us dated June 18, 1998 (the "Lease"). Pursuant to Sections 2 and 44 of the Lease the Landlord is to complete certain Improvements which are set forth in Exhibit "B" of the Lease in compliance with Plans and Specifications which are set forth in Exhibit "C" of the Lease.

     You have indicated that you would prefer that the Landlord use A.K. Holcomb Construction, Inc. as the contractor to complete the Improvements. Based upon your request, the Landlord is willing to so proceed, with the understanding that the Landlord's obligation to pay for the Improvements shall be capped at twelve dollars ($12.00) per square foot of the Premises or $486,528 with the Tenant expressly assuming the obligation to pay for all expenses incurred in completing the Improvements in excess of this amount, including but not limited to, construction costs and fees for design or otherwise. This letter agreement shall apply only to the Premises and Improvements as defined in the Lease and not to any other space which Tenant may lease from Landlord pursuant to Tenant's right of first refusal or otherwise.

ROCAP
June 18, 1998
Page 2

     Please evidence your agreement by signing in the space provided below and having two people witness your signature.

Witnesses                    Reynolds Metals Development
                             Company


    [SIGNATURE]              By:   /s/ L. Daniel Libutti
-----------------------         ----------------------------------
                                L. Daniel Libutti,Vice president

    [SIGNATURE]              Date:       6/17/98
-----------------------           --------------------------------



                             ACCEPTED AND AGREED TO BY:

Witnesses                    ROCAP, a Division of Sabratek Corporation


     [SIGNATURE]            By:    [SIGNATURE]
-----------------------         ----------------------------------
                            Its duly authorized representative

     [SIGNATURE]
-----------------------

                                              Reynolds Metals Development
                                              Company
                                              6601 West Broad Street
                                              Richmond, Virginia 23230

                                              June 17, 1998

ROCAP, a Division of Sabratek Corporation
1629 Prime Court, Building 100
Orlando, Florida 32809
Attn: John H. Hamer, Vice President

Gentlemen:

     This letter is intended to supplement the lease between us dated June 17th, 1998 (the "Lease"). Pursuant to Sections 2 and 44 of the Lease the Landlord is to complete certain Improvements which are set forth in Exhibit "B" of the Lease in compliance with Plans and Specifications which are set forth in Exhibit "C" of the Lease. It is hereby agreed that the Landlord is only required at its expense to complete the Improvements as defined in Exhibit "B" of the Lease. To the extent that the Plans and Specifications contained in Exhibit "C" require any work in excess of what is required in Exhibit "B", you expressly assume responsibility for the expense of performing any such additional work.

Witnesses                                   Reynolds Metals Development
                                            Company


/s/                                         By:   /s/ L. Daniel Libutti
------------------------                       --------------------------------
/s/                                                L. Daniel Libutti
------------------------                           Its Vice President

ROCAP
June 15, 1998
Page 2

                                     ACCEPTED AND AGREED TO BY:

Witnesses                            ROCAP, a Division of Sabratek
                                     Corporation

    [SIGNATURE]                      By: /s/
------------------------                 -----------------------------
                                         Its duly authorized representative

    [SIGNATURE]
------------------------



CC:  Kenneth A. Cossingham, Esq.
     Cossingham Law Office, P.C.
     800 Turnpike Street, Suite 305
     Jefferson Park
     North Andover, Massachusetts 01845


     Edward D. Feldstein
     Roberts, Carroll, Feldstein & Peirce
     Ten Weybosset Street
     Providence, Rhode Island 02903

                               AMENDMENT TO LEASE

     THIS AMENDMENT TO LEASE dated as of July 8, 1998, is made between REYNOLDS METALS DEVELOPMENT COMPANY, a Delaware Corporation ("Landlord") and ROCAP, a division of Sabratek Corporation, a Delaware corporation ("Tenant").

     WHEREAS, Landlord and Tenant entered into that certain Airport Commerce Center Net Industrial Lease dated June 18, 1998 as amended by two letter agreements (the "Lease"); and

     WHEREAS, the parties wish to modify and/or add to the terms of the Lease;

     NOW, THEREFORE, for mutual and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1. Section 2 of the Lease shall be modified to reflect that the Premises comprise approximately 73,135 square feet.

     2. Section 4.1(a) shall be deleted in its entirety and the following shall be inserted in its place:

          (a) Tenant shall pay to Landlord the total of the annual rent for Suites 101 to 110 and for Suites 111 to 118 for the Premises in the amounts set forth below under the heading "Annual Rent" for Suites 101 to 110 and for Suites 111 to 118. As long as Tenant is not in default hereunder, rent may be paid in equal monthly installments in the total of the amounts set forth below under the heading "Monthly Rent," for Suites 101 to 110 and for Suites 111 to 118, as adjusted by Subsection 4.1(b), in advance, on the first day of each month of each Lease Year during the term hereof, except the first installment of rent which shall be paid upon execution of the lease by Tenant. Rent shall be prorated if the term does not commence on the first day of a calendar month or expire on the last day of a calendar month. Rent shall be paid to Reynolds Metals Development Company, 201 S. Orange Ave., Suite 1210, Orlando, Florida 32801.

          RENT FOR SUITES 101 to 110
          ----------------------------
          Lease Year                       Annual Rent       Monthly Rent
          ----------                       -------------     ------------


          From the Commencement
          Date to June 30, 1999             $257,454.40        $21,454.53
          July 1, 1999 to June 30, 2000     $257,454.40        $21,454.53
          July 1, 2000 to June 30, 2001     $257,454.40        $21,454.53
          July 1, 2001 to June 30, 2002     $288,348.53        $24,029.08
          July 1, 2002 to June 30, 2003     $296,999.40        $24,749.95
          July 1, 2003 to June 30, 2004     $305,909.38        $25,492.45
          July 1, 2004 to June 30, 2005     $315,086.66        $26,257.22
          July 1, 2005 to June 30, 2006     $324,539.26        $27,044.94
          July 1, 2006 to May 31, 2007      $334,275.44        $27,856.29

          RENT FOR SUITES 111 to 118
          --------------------------------
          Lease Year                         Annual Rent      Monthly Rent
          ----------                        -------------     ------------

          From the Commencement
          Date to June 30, 1999             $223,574.26        $18,631.19
          July 1, 1999 to June 30, 2000     $223,574.26        $18,631.19
          July 1, 2000 to June 30, 2001     $223,574.26        $18,631.19
          July 1, 2001 to June 30, 2002     $250,403.17        $20,866.93
          July 1, 2002 to June 30, 2003     $257,915.27        $21,492.94
          July 1, 2003 to June 30, 2004     $265,652.72        $22,137.73
          July 1, 2004 to June 30, 2005     $273,622.31        $22,801.86
          July 1, 2005 to June 30, 2006     $281,830.98        $23,485.91
          July 1, 2006 to May 31, 2007      $290,285.90        $24,190.49



     3. Section 4.2 shall be modified to delete the first sentence thereof and insert the following in its place:

     "Tenant shall deposit with Landlord upon execution hereof a total of $44,805.60 with respect to Suites 101 to 110 and $37,262.38 with respect to Suites 111 to 118 as security for Tenant's faithful performance of Tenant's obligations hereunder (the "Security Deposit")."

     4. Section 6.3(b) shall be deleted in its entirety and the following shall be inserted in its place:

     "(b) "Tenant's Share" shall be a fraction, the numerator of which shall be Tenant's total leased spaced (73,135 square feet) and the denominator of which shall be the total leasable space in the building of which the Premises are a part (81,008 square feet) or 90.28 percent (90.28%); provided, however, that if any charges relate to Airport Commerce Center as a whole, Tenant's share shall be adjusted to reflect its equitable share of such costs."

     5. Section 44 shall be amended to add the following at the end of that section:

     "Notwithstanding anything in this Lease to the contrary, the Landlord's obligation to pay for the Improvements shall be capped at twelve dollars ($12.00) per square foot of the Premises, with the Tenant expressly assuming the obligation to pay for all expenses incurred in completing the Improvements in excess of this amount, including but not limited to, construction costs and fees for design or otherwise."

     6. Section 47 shall be deleted in its entirety.

     7. The text of Exhibit A shall be deleted in its entirety and the following shall be inserted in its place:

     "Suites 101 to 118, comprising approximately 73,135 square feet, of the Airport Commerce Center, Lot 3, Airport Commerce Center Replat, as recorded in Plat book 20, at pages 91 and 92 of the Public Records of Orange County, Florida."

     8. Exhibit C shall be amended to add the attached Plans and Specifications for Suites 111 to 118.

     9. This Amendment to Lease, together with the Lease constitute the entire agreement between the parties hereto and supersedes any prior agreements, written or oral. This Amendment may be amended, supplemented, modified or discharged only upon agreement in writing executed by both parties. All the terms of the Lease not specifically amended by the terms of this Amendment to Lease shall remain in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this Amendment to Lease, the terms of this Amendment shall control.

     WITNESS, the parties hereto have executed this Amendment to Lease on the dates specified immediately below their respective signatures.

                                      Landlord:

                                      REYNOLDS METALS DEVELOPMENT
                                      COMPANY, a Delaware corporation


/s/                                   By: /s/ L. Daniel Libutti
----------------------------              ----------------------------------
Witness                                   L. Daniel Libutti, Vice President

/s/                                   Date:  June 22, 1998
----------------------------              ----------------------------------
Witness


                                      Tenant:

                                      ROCAP, a division of Sabratek Corporation, a Delaware corporation


/s/ Patricia A. Yakina                By: /s/
----------------------------              ----------------------------------
Witness

                                      Title: President
                                            --------------------------------

/s/                                   Date:  July 6, 1998
----------------------------               ---------------------------------
Witness

                           SECOND AMENDMENT TO LEASE

     THIS SECOND AMENDMENT TO LEASE, dated as of July 27, 1998, is made between REYNOLDS METALS DEVELOPMENT COMPANY, a Delaware Corporation ("Landlord") and ROCAP, a division of Sabratek Corporation, a Delaware corporation ("Tenant").

     WHEREAS, Landlord and Tenant entered into that certain Airport Commerce Center Net Industrial Lease dated June 18, 1998 as amended by a letter agreement dated June 17, 1998, a letter agreement dated June 18, 1998 and an Amendment to Lease dated as of July 8, 1998 (the "Lease"); and

     WHEREAS, the parties wish to modify and/or add to the terms of the Lease;

     NOW, THEREFORE, for mutual and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

     1. Section 2 of the Lease shall be modified to provide that the Premises comprise approximately 81,088 square feet.

     2. Section 3.2 shall be deleted in its entirety and the following shall be substituted in its place:

         3.2 Delay in Completion of Improvements. Landlord will take all steps reasonably necessary in order to ensure that the Improvements are completed no later than September 1, 1998; however, if the completion of the Improvements shall be delayed due to (a) any act or omission of the Tenant or any of its employees, agents or contractors (including, but not limited to (i) any delays due to changes in or additions to the Improvements, or
     (ii) any delays by Tenant in
     the submission of plans, drawings, specification, or other information or in approving drawings or in giving any authorizations or approvals); (b) any delays beyond control of Landlord including, but not limited to, strikes, lockouts, civil commotion, warlike conditions, invasion, rebellion, hostility, inclement weather, inability to obtain material or services and acts of God; or (c) any delays caused by governmental regulations or controls, Landlord shall not be subject to any liability therefore, nor shall such failure affect the validity of the Lease or the obligations of Tenant hereunder, but in such case, Tenant shall not be obligated to pay rent until the earlier of Landlord's completion of the Premises and Improvements, as defined in Exhibit B, or September 15, 1998. Landlord shall keep Tenant informed of the status and progress of said construction. Notwithstanding anything in this Lease to the contrary and regardless of whether the Improvements have been completed on Suites 111 to 120, in the event that (i) the Landlord completes and delivers the Improvements on Suites 101 to 110 or (ii) the Tenant takes possession of all or any part of Suites 101 to 110 prior to September 15, 1998 and prior to such completion or delivery, then Tenant shall pay to Landlord the rent designated in section 4.1 for said Suites beginning on the date that Landlord surrenders possession.

     3. Section 4.1(a) shall be deleted in its entirety and the following shall be inserted in its place:

         (a) Tenant shall pay to Landlord the total of the annual rent for Suites 101 to 110 and for Suites 111 to 120 for the Premises in the amounts set forth below under the heading "Annual Rent" for Suites 101 to 110 and for Suites 111 to 120. As long as Tenant is not in default hereunder, rent may be paid in equal monthly installments in the total of the amounts set forth below under the heading "Monthly Rent," for Suites 101 to 110 and for Suites 111 to 120, as adjusted by Subsection 4.1(b), in advance, on the first day of each month of each Lease Year during the term hereof, except the first installment of rent which shall be paid upon execution of the Lease by Tenant. Rent shall be prorated if the term does not commence on the first day of a calendar month or expire on the last day of a calendar month. Rent shall be paid to Reynolds Metals Development Company, 201 S. Orange Ave., Suite 1210, Orlando, Florida 32801.


RENT FOR SUITES 101 to 110
Lease Year                                Annual Rent         Monthly Rent
----------                                -----------         ------------
From the Commencement
Date to June 30, 1999                     $257,454.40          $21,454.53
July 1, 1999 to June 30, 2000             $257,454.40          $21,454.53

July 1, 2000 to June 30, 2001           $257,454.40          $21,454.53
July 1, 2001 to June 30, 2002           $288,348.53          $24,029.08
July 1, 2002 to June 30, 2003           $296,999.40          $24,749.95
July 1, 2003 to June 30, 2004           $305,909.38          $25,492.45
July 1, 2004 to June 30, 2005           $315,086.66          $26,257.22
July 1, 2005 to June 30, 2006           $324,539.26          $27,044.94
July 1, 2006 to May 31, 2007            $334,275.44          $27,856.29

RENT FOR SUITES 111 to 120
Lease Year                              Annual Rent         Monthly Rent
----------                              -----------         -------------
From the Commencement
Date to June 30, 1999                   $278,131.84          $23,177.65
July 1, 1999 to June 30, 2000           $278,131.84          $23,177.65
July 1, 2000 to June 30, 2001           $278,131.84          $23,177.65
July 1, 2001 to June 30, 2002           $311,507.66          $25,958.97
July 1, 2002 to June 30, 2003           $320,852.89          $26,737.74
July 1, 2003 to June 30, 2004           $330,478.48          $27,539.87
July 1, 2004 to June 30, 2005           $340,392.83          $28,366.07
July 1, 2005 to June 30, 2006           $350,604.62          $29,217.05
July 1, 2006 to May 31, 2007            $361,122.76          $30,093.56


     4. Section 4.2 shall be modified to delete the first sentence thereof and insert the following in its place:

     "Tenant shall deposit with Landlord upon execution hereof a total of $44,805.60 with respect to Suites 101 to 110, plus $37,262.38 with respect to Suites 111 to 120, as security for Tenant's faithful performance of Tenant's obligations hereunder (collectively, the "Security Deposit")."

     5. Section 6.3(b) shall be deleted in its entirety and the following shall be inserted in its place:

         "(b) "Tenant's Share" shall be a fraction, the numerator of which shall be Tenant's total leased spaced (81,088 square feet) and the denominator of which shall be the total leasable space in the building of which the Premises are a part (81,088 square feet) or 100 percent (100%)."

     6. The text of Exhibit A shall be deleted in its entirety and the following shall be inserted in its place:

     "Suites 101 to 120, comprising approximately 81,088 square feet, of the Airport Commerce Center, Lot 3, Airport Commerce Center Replat, as recorded in Plat Book 20, at pages 91 and 92 of the Public Records of Orange County, Florida."

     7. Exhibit C shall be amended to add the attached Plans and Specifications for Suites 119 and 120.

     8. Section 31 is modified to add the following at the end of said Section:

     "Landlord authorizes Tenant to place upon the exterior of the Premises a sign designating the name of the Building comprising the Premises, provided that such name is approved by Landlord, and provided further that said sign shall conform to the form, style and color used throughout the Airport Commerce Center and shall have the prior approval of the Landlord and any governing bodies of the Airport Commerce Center."

     9. This Second Amendment to Lease, together with the Lease constitute the entire agreement between the parties hereto and supersedes any prior agreements, written or oral. This Second Amendment may be amended, supplemented, modified or discharged only upon agreement in writing executed by both parties. All the terms of the Lease not specifically amended by the terms of this Second Amendment to Lease shall remain in full force and effect. In the event of any conflict between the terms of the Lease and the terms of this Second Amendment to Lease, the terms of this Second Amendment shall control.

     WITNESS, the parties hereto have executed this Second Amendment to Lease on the dates specified immediately below their respective signatures.

                                      Landlord:

                                      REYNOLDS METALS DEVELOPMENT
                                      COMPANY, a Delaware corporation


/s/                                   By: /s/ L. Daniel Libutti
----------------------------              ----------------------------------
Witness                                   L. Daniel Libutti, Vice President

/s/                                   Date:  July 27, 1998
----------------------------              ----------------------------------
Witness


                                      Tenant:

                                      ROCAP, a division of Sabratek Corporation, a Delaware corporation


/s/                                   By: /s/
----------------------------              ----------------------------------
Witness

                                      Title:  President
                                            --------------------------------

/s/                                   Date:   8/7/98
----------------------------               ---------------------------------
Witness